For the fiscal year ended July 31, 1998.
File number 811-5055

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule 10f-3
I.

1.   Name of Issuer
      Petro Geo-Services ASA

2.   Date of Purchase
       3/30/98

3.   Number of Securities Purchased
       3,900

4.   Dollar Amount of Purchase
       $3,888,690

5.   Price Per Unit
       $997.10

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch.

II.

1.   Name of Issuer
      Petro Geo-Services ASA

2.   Date of Purchase
       3/30/98

3.   Number of Securities Purchased
       5,000

4.   Dollar Amount of Purchase
       $4,979,050

5.   Price Per Unit
       $1000

6.   Name of Underwriter or Dealer
  From whom Purchased:
       Merrill Lynch



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